UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): September 25, 2015

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On August 31, 2015, the Registrant, through WHLR-Pierpont Center, LLC, a Delaware limited liability company (“WHLR-Pierpont Center”) and a wholly-owned subsidiary of Wheeler REIT, L.P., a Virginia limited partnership of which the Registrant is the sole general partner, entered into a Purchase and Sale Agreement (the “Sale Agreement”) as seller, with Michael Schmidt and/or his assigns as purchaser (the “Purchaser”), for the sale of two out-parcel properties located within the Pierpont Centre in Morgantown, West Virginia, commonly known as the Outback Parcel and the Ruby Tuesday Parcel (the "Properties"), for the sales price of Two Million Two Hundred Eighty Five Thousand and 00/100 Dollars ($2,285,000).

Subsequent to signing the original Sale Agreement, it was discovered that the deed of trust encumbering the Properties, pursuant to a promissory note dated January 14, 2015 made in favor of Rialto Mortgage Finance, LLC ("the Lender"), prevents the Seller from defeasing the loan agreement prior to February 13, 2017.

On September 25, 2015, WHLR-Pierpont Center and the Purchaser amended the Sale Agreement by entering into a First Amendment to Purchase and Sale Agreement (the “First Amendment to Sale Agreement”). The First Amendment to Sale Agreement, among other items, defines the closing date as the earlier of thirty days after the Seller receives approval from the Lender to defease the loan agreement or February 13, 2017.

Closing of the Properties is subject to customary due diligence procedures.

No director, officer or affiliate of the Registrant is affiliated with the Purchaser.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not Applicable.

(d)	Exhibits.

99.1	Sale Agreement, dated August 31, 2015, by and between WHLR-Pierpont Center and the Purchaser.

99.2	First Amendment to Sale Agreement, dated September 25, 2015, by and between WHLR-Pierpont Center and the Purchaser.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer
Dated: September 29, 2015

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Sale Agreement, dated August 31, 2015, by and between WHLR-Pierpont Center and the Purchaser.
99.2	First Amendment to Sale Agreement, dated September 25, 2015, by and between WHLR-Pierpont Center and the Purchaser.